UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
February 11, 2025
Date of Report (Date of earliest event reported)

CBIZ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5959 Rockside Woods, Blvd. N. Suite 600
Independence, Ohio 44131
(Address of principal executive offices, including zip code)
216-447-9000
(Registrant's telephone number, including area code)
Note Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock, $0.01 Par Value	CBZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On February 11, 2025, the Board of Directors (the “Board”) of CBIZ, Inc. (the “Company”) authorized the continuation of the Company’s Share Repurchase Program, which has been renewed annually for over the past twenty years. Pursuant to the Board’s authorization, the number of shares of common stock available to be purchased by the Company was reset to 5 million shares, and the Share Repurchase Program now expires March 31, 2026.

The Share Repurchase Program allows the Company to purchase shares of its common stock (i) in the open market, (ii) in privately negotiated transactions, or (iii) under Rule 10b5-1 trading plans. Privately negotiated transactions may include purchases from employees, officers and directors, in accordance with SEC rules. Privately negotiated transactions may also include purchases from former partners of Marcum LLP pursuant to the Company’s right, but not obligation, to repurchase any shares issued to such former partners as consideration for the Company’s recent acquisition, in the event that the former partner intends to sell the shares in a market transaction in the four years following closing. Rule 10b5-1 trading plans allow for repurchases during periods when the Company would not normally be active in the trading market due to regulatory restrictions. The Share Repurchase Program does not obligate the Company to acquire any specific number of shares and may be suspended at any time. Any repurchases would only be made to the extent permitted under the Company’s current or any future credit facility.

The Board believes that the Share Repurchase Program is a prudent use of the Company’s financial resources, and that investing in its own shares is an attractive use of capital and an efficient means to provide value to the Company’s stockholders. The Company anticipates that it will obtain all of the funds necessary to purchase shares under the Share Repurchase Program, and to pay related fees and expenses, from operating cash flow and by borrowing under its credit facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2025

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Chief Legal Officer & Corporate Secretary